Calculation of Filing Fee Tables
S-8
UNIVERSAL SAFETY PRODUCTS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	457(a)	1,000,000	$ 4.95	$ 4,950,000.00	0.0001381	$ 683.60
Total Offering Amounts:						$ 4,950,000.00		$ 683.60
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 683.60
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share (the "Common Stock") of Universal Safety Products, Inc. (the "Company") that may be offered or issued pursuant the Universal Safety Products, Inc. 2025 Stock Incentive Plan (the "Plan") as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions effected without the Company's receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Stock, as reported on the NYSE American on October 28, 2025, which date is within five business days prior to the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A